Exhibit 99.1

Excel Trust Announces Results For the Quarter Ended June 30, 2013, Declares Dividend

SAN DIEGO--July 31, 2013-- Excel Trust, Inc. (NYSE:EXL) announced today financial and operating results for the quarter ended June 30, 2013. A supplemental financial package with additional information can be found on Excel Trust’s website under the Investor Relations tab.

Highlights for the Second Quarter 2013

•	Reported Adjusted Funds from Operations (AFFO) for the quarter of $10.6 million, or $0.22 per diluted share
•	Reported Funds from Operations (FFO) for the quarter of $12.0 million, or $0.25 per diluted share
•	Declared a third quarter 2013 common stock dividend of $0.17 per share, which equates to an annualized rate of $0.68 per share
•	Financed The Flats at West Broad Village for approximately $39.7 million, which will mature in May 2020 and bears interest at 3.3%
•	Subsequent to quarter on July 1, 2013, acquired Stadium Center in Manteca, CA for approximately $41.2 million

“As we have previously stated, our 2013 objectives are to aggressively focus on our operations while selectively adding high quality properties that complement our portfolio,” stated Gary Sabin, Chairman and CEO. “We believe our results this quarter and year-to-date reflect that focus.”

Excel Trust reported Adjusted Funds From Operations (AFFO) for the second quarter of $10.6 million, or $0.22 per diluted share. Excel Trust reported Funds From Operations (FFO) for the three-month period ended June 30, 2013 of $12.0 million, or $0.25 per diluted share. Net income attributable to the common stockholders was $0.6 million, or $0.01 per diluted share. This compares to AFFO of $6.5 million, or $0.19 per diluted share, FFO of $6.0 million or $0.17 per diluted share and net loss of $2.4 million, or $0.08 per diluted share in the three-month period ended June 30, 2012.

Excel Trust reported AFFO for the six months ended June 30, 2013 of $20.7 million, or $0.44 per diluted share and FFO of $22.3 million, or $0.47 per diluted share. Net loss attributable to the common stockholders for the six months ended June 30, 2013 was $1.8 million, or $0.04 per diluted share. This compares to AFFO of $12.9 million, or $0.37 per diluted share, FFO of $12.5 million or $0.36 per diluted share and net loss of $4.1 million, or $0.14 per diluted share in the six-month period ended June 30, 2012.

Included in FFO for the quarter ended June 30, 2013 was a non-cash gain related to a change in the fair value of certain contingent consideration related to the 2012 acquisition of West Broad Village in Richmond, Virginia of $1.6 million. This increased FFO per diluted share by approximately $0.03. Straight-line effects of lease revenue in the second quarter of 2013 increased to $1.1 million from $0.6 million in the same quarter last year, primarily due to new leases signed. Also included in FFO was non-cash compensation expense of approximately $568,000 in the quarter ended June 30, 2013 resulting from the Company’s incentive stock award plan. This expense was $804,000 in the second quarter of 2012.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

Events Subsequent to Second Quarter 2013

On July 1, 2013, the Company completed the acquisition of Stadium Center, a retail shopping center with 160,726 square feet of GLA located in Manteca, California for a contractual purchase price, excluding closing costs, of approximately $41.2 million. The purchase was funded by additional borrowings on the Company’s unsecured revolving credit facility. Tenants of Stadium Center include Ross Dress for Less, Jo-Ann, Office Max, Old Navy, Costco (non-owned) and Kohl’s (non-owned).

On July 2, 2013, the Company entered into a purchase agreement to acquire a land parcel at our Promenade property for a contractual purchase price, excluding closing costs, of approximately $16.0 million and includes the assumption of a mortgage note in the amount of approximately $7.3 million. The acquisition of the property is subject to due diligence and other customary closing conditions. A 135,000 square foot retail building is constructed on the parcel and is ground leased by Sears (currently occupied by Living Spaces).

On July 19, 2013, the Company completed the sale of the Walgreens property located in North Corbin, KY for a sales price of $4.5 million. The Company recognized a gain of approximately $1.3 million on the sale.

Third Quarter 2013 Dividend Declared

The Board of Directors declared a third quarter 2013 cash dividend of $0.17 per common share payable on October 15, 2013 to shareholders of record as of September 30, 2013.

The Board of Directors has also declared a dividend of $0.4375 per share on the Company’s Series A Cumulative Convertible Perpetual Preferred Shares, and a dividend of $0.5078 on its Series B Cumulative Redeemable Preferred Shares. The dividend on Excel Trust’s outstanding Series A and Series B Preferred Shares will be payable on October 15, 2013 to the Series A and Series B Preferred shareholders of record as of September 30, 2013.

Guidance

Excel Trust expects its AFFO per share for fiscal year 2013 to be between $0.82 and $0.88 and its FFO per share to be between $0.78 and $0.84. Guidance includes anticipated acquisitions of $150-200 million for 2013 and excludes transaction costs, leasing commissions, tenant improvement allowances and other non-recurring non-cash items. The Company will further discuss assumptions surrounding guidance tomorrow on the conference call. Excel Trust believes that AFFO is the most helpful indicator of the Company’s ability to pay recurring dividends since it adjusts for certain non-cash and non-recurring items.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust’s actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, August 1, 2013 at 1:00 p.m. Eastern Time.

PHONE: Conference call access information is as follows:

Dial in number: (800) 299-8538

International Dial in number: (617) 786-2902

Pass code: 34697712

INTERNET: A live webcast of the conference call will be available through Excel Trust’s web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on August 1, 2013. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 30082346

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that primarily targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Excel Trust computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding real estate-related depreciation and amortization, impairment charges and net gains (losses) on the disposition of assets and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.

FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust’s Form 10-Q or 10-K with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-Q or 10-K are an integral part of these consolidated financial statements.

Balance Sheets

EXCEL TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2013	December 31, 2012
ASSETS:

Property:
Land	$326,633	$320,289
Buildings	585,396	564,352
Site improvements	54,165	51,875
Tenant improvements	47,080	42,903
Construction in progress	3,370	1,709
Less accumulated depreciation	(49,294)	(36,765)

Property, net	967,350	944,363
Cash and cash equivalents	7,199	5,596
Restricted cash	7,193	5,657
Tenant receivables, net	2,798	5,376
Lease intangibles, net	75,059	85,646
Mortgage loan receivable	-	-
Deferred rent receivable	7,911	5,983
Other assets (1)	18,616	17,618
Real estate held for sale, net of accumulated amortization	3,226	-
Investment in unconsolidated entities	8,654	9,015

Total assets	$1,098,006	$1,079,254

LIABILITIES AND EQUITY:

Liabilities:
Mortgages payable, net	$301,235	$333,935
Notes payable	109,000	75,000
Accounts payable and other liabilities	22,016	25,319
Lease intangibles, net	24,444	26,455
Dividends/distributions payable	10,659	9,773

Total liabilities	467,354	470,482

Equity:
Stockholders’ equity
Preferred stock	136,423	136,423
Common stock	479	448
Additional paid-in capital	477,369	459,151
Cumulative deficit	2,249	(1,414)

	616,520	594,608

Accumulated other comprehensive loss	(267)	(572)

Total stockholders’ equity	616,253	594,036
Non-controlling interests	14,399	14,736

Total equity	630,652	608,772

Total liabilities and equity	$1,098,006	$1,079,254

The notes in the Form 10-Q or 10-K are an integral part of these condensed consolidated financial statements.

(1) Other assets is primarily comprised of deposits, notes receivable, prepaid expenses and furniture, fixtures, and equipment

Statements of Operations

EXCEL TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and dividends per share)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Revenues:
Rental revenue	$22,631	$16,945	$45,041	$33,027
Tenant recoveries	4,547	3,185	9,279	6,452
Other income	285	328	602	688

Total revenues	27,463	20,458	54,922	40,167

Expenses:
Maintenance and repairs	1,772	1,352	3,487	2,674
Real estate taxes	3,053	2,460	6,079	4,525
Management fees	430	197	663	386
Other operating expenses	1,371	953	2,898	1,782
Changes in fair value of contingent consideration	(1,558)	-	(1,558)	-
General and administrative	3,309	3,312	7,142	6,815
Depreciation and amortization	11,125	8,528	23,492	16,783

Total expenses	19,502	16,802	42,203	32,965

Net operating income	7,961	3,656	12,719	7,202
Interest expense	(4,517)	(3,986)	(9,315)	(7,660)
Interest income	48	53	97	106
Income (loss) from equity in unconsolidated entities	(65)	-	(25)	-
Changes in fair value of financial instruments and gain on OP unit redemption	-	589	230	1,051

Net income (loss) from continuing operations	3,427	312	3,706	699
Income from discontinued operations before gain on sale of real estate assets	45	45	90	91
Gain on sale of real estate assets	-	-	-	-

Income from discontinued operations	45	45	90	91

Net income (loss)	3,472	357	3,796	790
Net (income) loss attributable to non-controlling interests	(105)	11	(133)	16

Net income (loss) attributable to Excel Trust, Inc.	3,367	368	3,663	806
Preferred stock dividends	(2,744)	(2,744)	(5,488)	(4,865)

Net loss attributable to the common stockholders	$623	$(2,376)	$(1,825)	$(4,059)

Basic and diluted net loss per share	$0.01	$(0.08)	$(0.04)	$(0.14)

Weighted-average common shares outstanding - basic and diluted	47,150	32,785	46,256	32,273

Dividends declared per common share	$0.1700	$0.163	$0.340	$0.325

The notes in the Form 10-Q or 10-K are an integral part of these condensed consolidated financial statements.

Reconciliation of Net Income to FFO and AFFO

For the Periods Ended June 30, 2013

(In thousands, except per share data)

Excel Trust, Inc.’s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income(loss) for the six months ended June 30, 2013 and 2012 is as follows:

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012

Net loss attributable to the common stockholders	$623	$(2,376)	$(1,825)	$(4,059)

Add:
Non-controlling interests in operating partnership	20	(86)	(39)	(157)
Depreciation and amortization(1)	11,149	8,552	23,540	16,831
Deduct:
Depreciation and amortization related to joint venture(2)	255	(85)	666	(124)

Funds from operations (3)	$12,047	$6,005	$22,342	$12,491

Adjustments:
Transaction costs	313	355	447	549
Deferred financing costs	419	486	913	958
Stock-based and other non-cash compensation expense	568	804	1,130	1,589
Changes in fair value of contingent consideration	(1,558)	-	(1,558)	-
Changes in fair value of financial instruments	-	(589)	(230)	(1,051)
Straight-line effects of lease revenue	(1,100)	(613)	(1,977)	(1,336)
Amortization of above- and below-market leases	179	58	219	(170)
Non-incremental capital expenditures	(234)	(29)	(350)	(139)
Non-cash expenses (income) related to joint venture	16	-	(281)	-

Adjusted funds from operations (3)	$10,650	$6,477	$20,655	$12,891

Weighted average common shares outstanding	47,150	32,785	46,256	32,273
Add (4):
OP units	1,225	1,205	1,233	1,299
Restricted stock	213	314	223	342
Contingent consideration related to business combinations	-	79
LTIP restricted stock	94	-	94	-

Weighted average common shares outstanding - diluted (FFO and AFFO)	48,682	34,383	47,806	33,914

Funds from operations per share (diluted)(5)	$0.25	$0.17	$0.47	$0.36
Adjusted funds from operations per share (diluted)(5)	$0.22	$0.19	$0.44	$0.37

Other Information (6):
Leasing commissions paid	$462	$151	$970	$268
Tenant improvements paid	$711	$511	$3,092	$858

(1)	Total consolidated depreciation and amortization, a portion of which is included in discontinued operations on the statements of operations (for the three and six months ended June 30, 2013 and 2012).
(2)	Includes a reduction for the portion of consolidated depreciation and amortization expense that would be allocable to non-controlling interests in the operating partnership and an increase for the the Company’s portion of depreciation and amortization expense related to its investment in the unconsolidated La Costa Town Center and The Fountains at Bay Hill properties.
(3)	FFO and AFFO are described on the Definitions page.
(4)	The three months ended June 30, 2013 and 2012 include 1,532,000 and 1,598,000 OP units, shares of restricted stock and additional common shares contingently issuable related to business combinations, which are considered antidilutive for purposes of calculating diluted earnings per share. The three months ended June 30, 2013 and 2012 also exclude 3,333,400 shares of common stock potentially issuable pursuant to the conversion feature of the preferred stock based on the “if converted” method. The six months ended June 30, 2013 and 2012 include 1,550,000 and 1,732,000 OP units, shares of restricted stock and additional common shares contingently issuable related to business combinations, which are considered antidilutive for purposes of calculating diluted earnings per share. The six months ended June 30, 2013 and 2012 also exclude 3,333,400 shares of common stock potentially issuable pursuant to the conversion feature of the preferred stock based on the “if converted” method.
(5)	The calculation of funds from operations per share (diluted) and adjusted funds from operations per share (diluted) for the three months ended June 30, 2013 and 2012 includes a reduction of $114,000 and $149,000, respectively, for dividends paid to shares of restricted common stock in excess of earnings. The calculation of funds from operations per share (diluted) and adjusted funds from operations per share (diluted) for the six months ended June 30, 2013 and 2012 includes a reduction of $228,000 and $299,000, respectively, for dividends paid to shares of restricted common stock in excess of earnings.
(6)	Excludes development properties.